UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	June 28, 2006

NORTEL NETWORKS LIMITED

(Exact name of registrant as specified in its charter)

CANADA	000-30758	62-12-62580

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8200 DIXIE ROAD, SUITE 100, BRAMPTON, ONTARIO, CANADA	L6T 5P6

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	905-863-0000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement
At a meeting of the Compensation and Human Resources Committee of the Boards of Directors of Nortel Networks Corporation (NNC) and Nortel Networks Limited (NNL) (the “Committee”) held on June 28, 2006, Mike S. Zafirovski, President and Chief Executive Officer of NNC and NNL, proposed, in conjunction with changes announced on June 27, 2006 with respect to the current Nortel Capital Accumulation and Retirement Program in the United States and Canada, and the Committee accepted and recommended to the Boards of Directors of NNC and NNL for approval, a voluntary reduction by Mr. Zafirovski of his special lifetime annual pension benefit of 29%. At a joint meeting of the Boards of Directors of NNC and NNL held on June 28, 2006, the Boards approved the voluntary reduction. As a result, Mr. Zafirovski will now be eligible for a special lifetime annual pension benefit of US$355,000 per year rather than US$500,000 per year. All other terms and conditions of the special lifetime annual pension benefit remain the same.
NNC owns all of NNL’s common shares and NNL is NNC’s principal direct operating subsidiary.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS LIMITED
By:	/s/ Gordon A. Davies
Gordon A. Davies
General Counsel – Corporate and Corporate Secretary

By:	/s/ Tracy S.J. Connelly McGilley
Tracy S.J. Connelly McGilley
Assistant Secretary

Dated:  July 5, 2006

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